Exhibit 99.1

Lancaster Colony Corporation 380 Polaris Parkway, Suite 400 Westerville, Ohio 43082 (614) 224-7141

FOR IMMEDIATE RELEASE	SYMBOL: LANC
September 20, 2023	TRADED: Nasdaq

LANCASTER COLONY APPOINTS GEORGE KNIGHT TO BOARD OF DIRECTORS

GEORGE KNIGHT	WESTERVILLE, Ohio, September 20 – Lancaster Colony Corporation (Nasdaq: LANC) announced today that its Board of Directors has appointed George F. Knight III to the Company’s Board of Directors. Mr. Knight spent 25 years with chemical company Hexion, Inc. and its predecessor company Borden, Inc., most recently serving as Hexion’s Executive Vice President and Chief Financial Officer. During his tenure at Hexion and Borden, he held roles of increasing responsibly including Vice President of Mergers and Acquisitions, Vice President of Finance, and Senior Vice President and Treasurer. Mr. Knight previously held senior finance roles at Duracell, Inc. and worked as a Senior Audit Manager for Deloitte & Touche LLC.

Lancaster Colony’s Chairman, John B. Gerlach, Jr., commented, “We are pleased to welcome George to the Board and look forward to leveraging his extensive experience and leadership skills. We believe his expertise with mergers and acquisitions, as well as his deep financial knowledge, will help grow our business and deliver value for our stakeholders.”

Mr. Knight graduated from Saint Anselm College with a B.A. in economics and earned his master’s degree in accounting from Syracuse University.

About the Company

Lancaster Colony Corporation is a manufacturer and marketer of specialty food products for the retail and foodservice channels.

PAGE 2 / LANCASTER COLONY APPOINTS GEORGE KNIGHT TO BOARD OF DIRECTORS

Forward-Looking Statements

We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward-looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope” or similar words. These statements discuss future expectations; contain projections regarding future developments, operations or financial conditions; or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments; and other factors we believe to be appropriate. These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update such forward-looking statements, except as required by law. Management believes these forward-looking statements to be reasonable; however, you should not place undue reliance on such statements that are based on current expectations.

#####

FOR FURTHER INFORMATION:	Dale N. Ganobsik
Vice President, Corporate Finance and Investor Relations
Lancaster Colony Corporation
Phone: 614/224-7141
Email: ir@lancastercolony.com